                                                                      PROXY CARD

                           PANORAMA SERIES FUND, INC.

                        Government Securities Portfolio

    PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2008
The  undersigned,  revoking prior proxies,  hereby appoints Brian Wixted,  Brian
Szilagyi,  and  Kathleen  Ives,  and  each of  them,  as  attorneys-in-fact  and proxies of the  undersigned,  with full power of  substitution,  to vote  shares held in the name of the  undersigned  on the record date at the Special  Meeting of  Shareholders  of  Government  Securities  Portfolio,  a series  of  Panorama
Series  Fund,  Inc.  ("Panorama  Fund"),  to be held at 6803 South  Tucson  Way,
Centennial,  Colorado,  80112, on April 25, 2008, at 1:00 P.M. Mountain Time, or
at any  adjournment  thereof,  upon the  proposal  described  in the  Notice  of
Meeting and accompanying  Combined  Prospectus and Proxy  Statement,  which have been received by the undersigned.

This proxy is  solicited on behalf of the  Panorama  Fund's Board of  Directors, and  the  proposal  (set  forth  below)  has  been  proposed  by  the  Board  of
Directors.
When  properly  executed,  this proxy will be voted as  indicated on the reverse side or "FOR" the proposals if no choice is  indicated.  The proxy will be voted in  accordance  with the proxy  holders'  best  judgment as to any other matters that may arise at the Meeting.

                          Note: Please sign this proxy exactly as your name or
[ADDRESS LINE 1]          names appear hereon.  Each joint owner should sign.
[ADDRESS LINE 2]          Trustees and other fiduciaries should indicate the
[ADDRESS LINE 3]          capacity in which they sign. If a corporation,
[ADDRESS LINE 4]          partnership or other entity, this signature should be
[ADDRESS LINE 5]          that of a duly authorized individual who should state
[ADDRESS LINE 6]          his or her title.
[ADDRESS LINE 7]          _____________________________________________________
                          Signature                             Date

                          _____________________________________________________
                          Signature      (if held jointly)      Date

                          _____________________________________________________
                          Title if a corporation, partnership or other entity

                                  FOLD HERE

Your vote is important, no matter how many shares you own.  The matter submitted for your consideration is significant to the Panorama Fund and to you as a shareholder. Please take the time to read the proxy statement and cast your vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE PANORAMA FUND'S BOARD OF DIRECTORS,
AND THE PROPOSAL BELOW HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example: [  ]

PROPOSAL:

1.       To approve an Agreement and Plan of Reorganization between Panorama
     Fund and Oppenheimer Core Bond Fund/VA ("Core Bond Fund/VA"), a series of
     Oppenheimer Variable Account Funds, and the transactions contemplated thereby, including: (a) the transfer of substantially all the assets of
     Panorama Fund to Core Bond Fund/VA in exchange for Non-Service shares of
     Core Bond Fund/VA; (b) the distribution of Non-Service shares of Core
     Bond Fund/VA to shareholders of Panorama Fund in complete liquidation of
     Panorama Fund; and (c) the cancellation of the outstanding shares of
     Panorama Fund.

                    FOR            AGAINST            ABSTAIN
                    [  ]            [  ]                [  ]

"Scanner Bar Code"

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